RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is made as of  September 14, 2009 (the “Grant Date”) between Delcath Systems, Inc. (the “Company”) and David A. McDonald (the “Executive”).

WHEREAS, the Company maintains the Delcath Systems, Inc. 2009 Stock Incentive Plan, as amended (the “Plan”), which is administered by a committee designated by the Company’s Board of Directors (the “Committee”), and

WHEREAS, in consideration of the Executive’s continued employment with the Company, the Committee has determined that the Executive shall be granted an award of Restricted Stock under the Plan, and

WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and the Executive, the parties hereto have set forth the terms of such award in writing in this Agreement;

NOW, THEREFORE, the Company and the Executive agree as follows:

1.           Award.

(a)           Grant. The Executive is hereby granted 50,000 shares (the “Restricted Stock”) of the Company’s common stock, par value $.01 per share (“Stock”), which shall be issued in the Executive’s name subject to the restrictions contained in this Agreement. The Restricted Stock award pursuant to this Agreement is separate from and not in tandem with any other award(s) granted to the Executive under the Plan or otherwise.

(b)           Plan Incorporated. The Executive acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement. Any terms used in this Agreement and not defined herein have the meanings set forth in the Plan.

2.           Restrictions.  The shares of Restricted Stock are subject to the following restrictions (collectively, the “Restrictions”):

(a)           Forfeiture Restrictions.  If the Executive’s employment with the Company shall terminate for any reason other than death and Disability as provided in Section 3 below, the Executive shall forfeit the right to receive any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3 below as of the effective date of termination of Executive’s employment.

(b)           Restrictions on Transfer. The Executive may not sell, assign, pledge, exchange, hypothecate or otherwise transfer, encumber or dispose of any shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3 below. Upon any violation of this restriction, the shares of Restricted Stock with respect to which the Restrictions have not lapsed as provided in Section 3 below shall be forfeited.

3.           Lapse of Restrictions. Unless otherwise accelerated pursuant to this Section 3 or otherwise by the Committee pursuant to its authority under the Plan, the Restrictions will lapse with respect to the shares of Restricted Stock in accordance with the following schedule:

Number                                                                           Date

25,000 shares                                                                  March 14, 2010
25,000 shares                                                                  September 14, 2010

Notwithstanding the above, in the event the Executive’s employment is terminated by reason of the Executive’s death or Disability, the Restrictions with respect to all shares of Restricted Stock will lapse immediately and automatically as of the date of the Executive’s death or as of the effective date of the Executive’s termination of employment by reason of his Disability.  For purposes of this Agreement, the term “Disability” shall have the meaning set forth in the Employment Agreement dated September 13, 2009 between the Company and the Executive.

The shares of Restricted Stock with respect to which the Restrictions have lapsed shall cease to be subject to any Restrictions except as otherwise provided in the Plan.

4.           Custody of Restricted Stock.

(a)           Custody.  One or more stock certificates evidencing the shares of Restricted Stock granted hereunder shall be registered in the Executive’s name, however, such stock certificate(s) shall be delivered to and held by the Secretary of the Company until forfeiture occurs or the Restrictions lapse with respect to such shares of Restricted Stock pursuant to the terms of the Plan and this Agreement.

(b)           Additional Securities as Restricted Stock. Any securities received as the result of ownership of shares of Restricted Stock, including without limitation, securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization (all such securities to be considered “Restricted Stock” for all purposes under this Agreement), shall be held in custody in the same manner and subject to the same conditions as the shares of Restricted Stock with respect to which they were issued.

(c)           Delivery to the Executive.  With respect to shares of Restricted Stock for which the Restrictions have lapsed (without forfeiture), the stock certificate(s) representing such unrestricted shares of Stock shall be released to the Executive. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any regulation applicable to the issuance or delivery of such Stock. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any securities exchange. The Company shall not be required to transfer on its books any shares of Stock (whether subject to restrictions or unrestricted) which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

5.           Status of Stock.  Notwithstanding the Restrictions contained herein, and unless and until the shares of Restricted Stock are forfeited pursuant to the provisions of this Agreement, the Executive shall have all rights of a stockholder with respect to the shares of Restricted Stock, including the right to vote such shares and to receive dividends thereon.

6.           Relationship to Company.

(a)           No Affect on Company’s Rights or Powers. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           No Guarantee of Service. Neither this Restricted Stock Agreement nor the shares of Restricted Stock awarded hereby shall confer upon the Executive any right with respect to continuance of employment by the Company or any of the Company’s affiliates, nor shall this Restricted Stock Agreement or the shares of Restricted Stock awarded hereby interfere in any way with any right the Company, or its directors or stockholders, would otherwise have to terminate the Executive’s employment at any time.

7.           Agreement with Respect to Taxes.  The Executive shall be liable for any and all taxes, including withholding taxes, arising out of this Restricted Stock award or the lapse of the Restrictions hereunder.  The Executive agrees that if he does not pay, or make arrangements for the payment of, such amounts, the Company, to the fullest extent permitted by law, rule or regulation shall have the right to deduct such amounts from any payments of any kind otherwise due to the Executive (including from the Executive’s compensation) and that the Company shall have the right to withhold shares of Restricted Stock for which the Restrictions have lapsed such number of unrestricted shares of Stock having an aggregate market value at the time equal to the amount the Executive owes.

8.           Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the shares of Restricted Stock granted hereby.

9.           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and all persons lawfully claiming under the Executive.

10.           Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of a party’s signature hereto by facsimile or PDF shall bind the parties hereto.

11.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

12.           Severability.  The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

13.           Acceptance of Terms and Conditions.  This Restricted Stock award will not be effective until the Executive has acknowledged and agreed to the terms and conditions set forth herein by executing this Agreement in the space provided below and returning the same to the Company.

Awarded subject to the terms and conditions stated above:

DELCATH SYSTEMS, INC. By: /s/ Eamonn P. Hobbs Eamonn P. Hobbs, President and Chief Executive Officer	Accepted under the terms and conditions stated above: /s/ David A. McDonald David A. McDonald